Exhibit (d)(3)

FORM OF AMENDMENT NO. 2 TO

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

TCW Alternative Funds and TCW Investment Management Company hereby agree to amend the Investment Advisory and Management Agreement (“Agreement”) entered into by the parties and dated as of April 10, 2015 as follows.

This amendment shall be effective as of February     , 2017. All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Schedule A and any amendments, thereof.

SCHEDULE A

Fund	Annual Fee Rate (expressed as a percentage of net assets)
TCW/Gargoyle Dynamic 500 Collar Fund	0.80%
TCW/Gargoyle Dynamic 500 Market-Neutral Fund	0.80%
TCW Long/Short Fundamental Value Fund	1.65%

IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement on the day and year written above.

Attest	TCW FUNDS, INC.

By:
Patrick W. Dennis		David S. DeVito
Assistant Secretary		President and Chief Executive Officer

By:
Richard Villa
Treasurer and Principal Financial Officer

Attest	TCW INVESTMENT MANAGEMENT COMPANY

By:
Patrick W. Dennis		David S. DeVito
Assistant Secretary		Executive Vice President and Chief Operating Officer

By:
Richard Villa
Chief Financial Officer and Managing Director